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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-44373) and S-8 (33-44374, 33-44375 and 333-90307)
of Mercantile Bankshares Corporation of our report dated January 28, 2003 (except as it relates to Note 22, as to which the date is March 14, 2003) relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
March 26, 2003